Exhibit 3.107

DOMESTIC

LIMITED LIABILITY COMPANY

STATE OF MAINE

ARTICLES OF ORGANIZATION OF

LIMITED LIABILITY COMPANY

File No. 20062857DC Pages 3

DCN 2060861800042 LTLC

Filed 03/27/2006

/s/ Julie R Flynn

Deputy Secretary of State

A True copy When Attested By Signature

/s/ Julie R Flynn

Deputy Secretary of State

1. The name of the limited liability company is Burlington Coat Factory of Maine, LLC

2. The name of its Registered Agent, an individual Maine resident or a corporation, foreign or domestic, authorized to do business or carry on activities in Maine, and the address of the registered office shall be: Corporation Service Company, 45 Memorial Circle, Augusta, ME 04330

3. The management of the company is vested in a member or members.

Organizer

/s/ Cindy Rashed Reilly

DATED March 16, 2006

For Registered Agent which is a Corporation

Name of Corporation: Corporation Service Company

LIMITED LIABILITY COMPANY

STATE OF MAINE

ACCEPTANCE OF APPOINTMENT

AS REGISTERED AGENT OF

BURLINGTON COAT FACTORY OF MAINE, LLC

Pursuant to 31 MRSA Section 607.2 or Section 714.2-A, the undersigned hereby accepts the appointment as registered agent for the above-named limited liability company.

REGISTERED AGENT

DATED 3-10-06

For Registered Agent which is a Corporation

Name of Corporation: Corporation Service Company

By:	/s/ Carol Dolor
Asst. VP

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